     As filed with the Securities and Exchange Commission on June 29, 1998
                                                           Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       INKINE PHARMACEUTICAL COMPANY, INC.
             (Exact name of registrant as specified in its charter)


                    NEW YORK                                  13-3754005
        (State or other jurisdiction of                    (I.R.S. Employer
        incorporation or organization)                    Identification No.)

               SENTRY PARK EAST
               1720 WALTON ROAD
                  BLUE BELL, PA                                 19422
   (Address of Principal Executive Offices)                   (Zip Code)



                                STOCK OPTION PLAN
                            (Full title of the plan)



                                LEONARD S. JACOB
                             CHIEF EXECUTIVE OFFICER
                       INKINE PHARMACEUTICAL COMPANY, INC.
                                SENTRY PARK EAST
                                1720 WALTON ROAD
                               BLUE BELL, PA 19422
                     (Name and address of agent for service)



                                 (610) 260-9350
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            CHARLES C. ZALL, ESQUIRE
                         SAUL, EWING, REMICK & SAUL LLP
                               CENTRE SQUARE WEST
                         1500 MARKET STREET, 38TH FLOOR
                           PHILADELPHIA, PA 19102-2186
                                 (215) 972-8660


               See next page for calculation of registration fee.

                         CALCULATION OF REGISTRATION FEE



                                                                           Proposed
                                                Proposed Maximum           Maximum
Title of Securities to       Amount to be        Offering Price           Aggregate              Amount of Registration Fee (2)
    be Registered           Registered (1)        Per Share(2)         Offering Price(2)
-----------------------     ---------------     ------------------     -----------------     ----------------------------------
Common Stock, Par                 3,400,000     $1.3125                $4,462,500            $1,316.44
Value $0.0001 Per
Share




         (1) The Stock Option Plan covers a total of 4,200,000 shares. The Registrant has previously registered an aggregate of 800,000 of such shares.

         (2) The registration fee with respect to these shares has been computed based on the average of the reported high and low sale prices of shares of Common Stock on June 25, 1998.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.          PLAN INFORMATION. (1)

ITEM 2.          REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.(1)


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents:

                 (a) The Registrant's annual report on Form 10-KSB for the fiscal year ended June 30, 1997, as amended by Form 10-KSB/A, filed on January 14, 1998.

                 (b) The Registrant's quarterly reports on Form 10-QSB for the quarter ended September 30, 1997, as amended by Form 10-QSB/A, filed on November 19, 1997, and for the quarters ended December 31, 1997 and March 31, 1998. The Registrant's report on Form 8-K, dated November 21, 1997, as amended by Form 8-K/A, dated December 3, 1997.

                 (c) The description of the Registrant's Common Stock which is contained in any Registration Statement or report of the Registrant filed under the Securities Exchange Act of 1934, including any amendments or reports filed for the purposes of updating such description.

ITEM 4.          DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.          INTEREST OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.


--------
(1) The information called for by Part I of Form S-8 is currently included in the description of the Registrant's Amended and Restated Stock Option Plan (the "Plan") which is or will be delivered to each employee selected to participate in the Plan in accordance with Rule 428 under the Securities Act of 1933, as amended. Pursuant to the Note to Part I of Form S-8, this information is not being filed with this Form S-8.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Sections 721-726 of the New York General Corporation Law empower a corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding, other than one by or in the right of the corporation, whether civil or criminal, by reason of the fact that he or she was a director or officer of the corporation or served such corporation in any capacity. A corporation is empowered to indemnify such director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, if such director or officer acted in good faith, for a purpose which he or she reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful.

         The Registrant's Certificate of Incorporation provides that the directors of the Registrant shall not be liable for damages for any breach of duty as directors, except that a director shall be liable if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated
Section 719 of the New York Business Corporation Law.

         The Registrant's Bylaws provide that the directors and officers of the Registrant shall be indemnified and held harmless by the Corporation to the fullest extent currently authorized by the New York Business Corporation Law. These provision indemnify such persons against all expense, liability, and loss reasonably incurred or suffered by such persons. Further, the Bylaws provide for the advancement of expenses to persons eligible for indemnification under the Bylaws. In addition, the Bylaws authorize the Corporation to maintain insurance to protect itself and any director or officer of the Corporation against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such persons against such expense, liability, or loss under the New York Business Corporation Law.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

         The following is a list of exhibits filed as part of the Registration
Statement:

         5        Opinion of Saul, Ewing, Remick & Saul LLP

         23.1 Consent of Richard A. Eisner & Company, LLP, independent auditors

         23.2 Consent of Saul, Ewing, Remick & Saul LLP (contained in Exhibit No. 5)

         24 Power of Attorney (included on signature page of the Registration Statement)

         99       Stock Option Plan, as amended

ITEM 9.           UNDERTAKINGS

                  (1)      The undersigned Registrant undertakes:

                           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                                    (i) to include any prospectus required by
                  section 10(a)(3) of the Securities Act of 1933 ("Securities Act"), unless the information required to be included in such post-effective amendment is contained in a periodic report required to be filed by the Registrant or plan pursuant to
                  Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that is incorporated herein by reference;

                                    (ii) to reflect in the prospectus any facts
                  or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant or plan pursuant to
                  Section 13 or 15(d) of the Exchange Act that is incorporated herein by reference;

                                    (iii) to include any material information
                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

                           (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement related to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (d) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania, on June 29, 1998.

                                        InKine Pharmaceutical Company, Inc.

                                        By:     /s/ Dr. Leonard S. Jacob
                                           -------------------------------------
                                               Dr. Leonard S. Jacob, M.D., Ph.D.
                                               Chairman of the Board and
                                               Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Leonard S. Jacob and Robert
F. Apple, or either of them, his true and lawful attorneys-in-fact, with power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of InKine Pharmaceutical Company, Inc., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 29, 1998, by the following persons in the capacities indicated.

              Signature                            Title                              Date

/s/  Dr. Leonard S. Jacob               Chairman of the Board, and              June 29, 1998
------------------------------          Chief Executive Officer
Dr. Leonard S. Jacob                    (Principal Executive Officer)


/s/  Taffy J. Williams, Ph.D.           President, Chief Operating              June 29, 1998
------------------------------          Officer and Director
Taffy J. Williams, Ph.D.

/s/  Robert F. Apple                    Vice President, Finance and             June 29, 1998
------------------------------          Administration (Principal
Robert F. Apple                         Financial Officer)


/s/  J.R. Leshufy                       Director                                June 29, 1998
------------------------------
J.R. Leshufy

/s/  Steven Ratoff                      Director                                June 29, 1998
------------------------------
Steven Ratoff

/s/  Thomas P. Stagnaro                 Director                                June 29, 1998
------------------------------
Thomas P. Stagnaro

/s/  Jerry A. Weisbach, Ph.D.           Director                                June 29, 1998
------------------------------
Jerry A. Weisbach, Ph.D.

                                  EXHIBIT INDEX
 Exhibit
 Number                       Name of Document
--------------------------------------------------------------------------------
    5    Opinion of Saul, Ewing, Remick & Saul LLP

 23.1    Consent of Richard A. Eisner & Company, LLP, independent auditors

 23.2    Consent of Saul, Ewing, Remick & Saul LLP (contained in Exhibit No. 5)

   24    Power of Attorney (included on signature page of the Registration
         Statement)

   99    Stock Option Plan, as amended